EXHIBIT 10
SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION
On August 27, 2012, the Board of Directors of The Boeing Company (the “Company”) approved increases in the (a) annual cash retainer for non-employee directors from $110,000 to $120,000, (b) annual retainer in deferred stock units for non-employee directors from $140,000 to $150,000 and (c) Audit Committee chair annual retainer from $15,000 to $20,000. Each increase will be effective January 1, 2013. The remaining components of non-employee director compensation remain unchanged from the amounts described in the Company's proxy statement for its 2012 annual meeting of shareholders.

Non-Employee Director Compensation
(Effective January 1, 2013)

Annual Cash Retainer	$120,000
Annual Retainer in Deferred Stock Units	$150,000
Audit Committee Chair Annual Retainer	$20,000
Governance, Organization and Nominating Committee Chair Annual Retainer	$15,000
Compensation Committee Chair Annual Retainer	$15,000
Finance Committee Chair Annual Retainer	$15,000
Special Programs Committee Chair Annual Retainer	$15,000
Lead Director Annual Retainer	$25,000